UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2021

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:   (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, without par value	HI	New York Stock Exchange

Indicate by the check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 17, 2021, Hillenbrand, Inc. (the “Company”) entered into a Key Employee Retention Agreement (the “Agreement”) with Kristina A. Cerniglia, Senior Vice President and Chief Financial Officer of the Company, which provides for a cash award and an equity award pursuant to the Company’s Amended and Restated Stock Incentive Plan. The cash award has a total grant date value of approximately $1,000,000, to be paid in three installments: $650,000 to be paid on December 31, 2021; $250,000 to be paid on March 31, 2022; and $100,000 to be paid on July 1, 2022, subject in each case to Ms. Cerniglia’s continued employment on each such date. Each award will vest in full if Ms. Cerniglia’s employment is terminated by the Company without cause prior to the applicable vesting date and each award will be forfeited if Ms. Cerniglia’s employment is terminated for any other reason prior to such vesting date. The equity award has a total grant date value of approximately $1,400,000, to be paid in the form of restricted stock units vesting 50% on July 1, 2023 and 50% on July 1, 2024, subject in each case to Ms. Cerniglia’s continued employment on each vesting date.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with Hillenbrand, Inc.’s Form 10-K for the fiscal year ended September 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 21, 2021	HILLENBRAND, INC.

	By:	/s/ Nicholas R. Farrell
	Name:	Nicholas R. Farrell
	Title:	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer